Exhibit 21

Subsidiaries of the Registrant

Subsidiary	State of Incorporation

Community Healthcare OP, LP	Delaware
Community Healthcare Trust, LLC	Delaware
Community Healthcare Trust Services, Inc.	Tennessee
CHCT Alabama, LLC	Delaware
CHCT Arizona, LLC	Delaware
CHCT California, LLC	Delaware
CHCT Colorado, LLC	Delaware
CHCT Florida, LLC	Delaware
CHCT Georgia, LLC	Delaware
CHCT Idaho, LLC	Delaware
CHCT Illinois, LLC	Delaware
CHCT Indiana, LLC	Delaware
CHCT Iowa, LLC	Delaware
CHCT Kansas, LLC	Delaware
CHCT Kentucky, LLC	Delaware
CHCT Lending, LLC	Delaware
CHCT Louisiana, LLC	Delaware
CHCT Maryland, LLC	Delaware
CHCT Michigan, LLC	Delaware
CHCT Mississippi, LLC	Delaware
CHCT Nevada, LLC	Delaware
CHCT New Jersey, LLC	Delaware
CHCT New York, LLC	Delaware
CHCT North Carolina, LLC	Delaware
CHCT Ohio, LLC	Delaware
CHCT Oklahoma, LLC	Delaware
CHCT Pennsylvania, LLC	Delaware
CHCT South Carolina, LLC	Delaware
CHCT Tennessee, LLC	Delaware
CHCT Texas, LLC	Delaware
CHCT Virginia, LLC	Delaware
CHCT West Virginia, LLC	Delaware
CHCT Wisconsin, LLC	Delaware